LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of Joshua
Foukas and G. Douglas Hekking, each acting individually,
as the undersigned's true and lawful attorney-in-fact,
with full power and authority as hereinafter described
on behalf of and in the name, place and stead of the
undersigned to:
(1)	Prepare, execute, acknowledge, deliver and file
Forms 3, 4, 5 and 144 (including any amendments
thereto) with respect to the securities of USANA
Health Sciences, Inc., a Utah corporation (the
"Company"), with the United States Securities and
Exchange Commission, any national securities exchanges
and the Company, as considered necessary or advisable
under Section 16(a) of the Securities Exchange Act of
1934 and the rules and regulations promulgated
thereunder, as amended from time to time (the
"Exchange Act");
(2)	Seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees, and
the undersigned hereby  authorizes any such person to
release any such information to the undersigned and
approves and ratifies any such release of information;
and
(3)	Perform any and all other acts which in the
discretion of such attorney-in-fact are necessary or
desirable for and on behalf of the undersigned in
connection with the foregoing.
The undersigned acknowledges that:
(1)	This Power of Attorney authorizes, but does not
require, each such
attorney-in-fact to act in his or her discretion on
information provided to such attorney-in-fact without
independent verification of such information;
(2)	Any documents prepared and/or executed by either
such attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney will be in such
form and will contain such information and disclosure
as such attorney-in-fact, in his or her discretion,
deems necessary or desirable;
(3)	Neither the Company nor either of such attorneys-
in-fact assumes (i) any liability for the
undersigned's responsibility to comply with the
requirement of the Exchange Act, (ii) any liability of
the undersigned for any failure to comply with such
requirements, or (iii) any
obligation or liability of the undersigned for profit
disgorgement under Section 16(b) of the Exchange Act;
and
(4)	This Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of June, 2018.

/s/ Jim Brown
Jim Brown